UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    September 23, 2005

Humana Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5975                                          61-0647538
(Commission File Number)                      (IRS Employer Identification No.)

500 West Main Street, Louisville, KY                          40202
(Address of Principal Executive Offices)                         (Zip Code)

502-580-1000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

                  On September 23, 2005, Humana Inc. ("Humana") issued two press releases regarding approvals received from The Centers for Medicare & Medicaid Services ("CMS") that day specifying the areas where Humana will be allowed to offer its Medicare Advantage preferred provider plans and its Medicare prescription drug plans. The press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

                  Pursuant to written agreements between Humana and CMS, Humana has been approved by CMS to market beginning January 1, 2006 i) a variety of regional preferred provider organization (PPO) plans in 23 states representing 14 Medicare Advantage regions; and ii) Medicare Part D prescription drug plans (PDP) in 46 states and the District of Columbia representing 31 Medicare Advantage regions.

                  Each of the agreements was effective when signed and has a termination date of December 31, 2006. In each case the agreement may be renewed for successive one-year terms, subject to the consent of the parties and their agreement on a bid as submitted by Humana or its subsidiaries.

                  Each agreement may be terminated by either party in the event of the failure by the other to substantially carry out its obligations under the agreement, and by CMS in the event of a violation by Humana of relevant CMS regulations.

                  The terms and conditions of these agreements are substantially similar to previous agreements between Humana and CMS. The above summary is qualified by reference to the agreements, copies of which will be attached as exhibits to Humana's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

Item 9.01   Financial Statements and Exhibits.

(c)   Exhibits:

Exhibit No.                                          Description

       99.1              Press Release
       99.2              Press Release

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: __/s/ Arthur P. Hipwell_____________ Arthur P. Hipwell Senior Vice President and General Counsel

Dated:    September 29, 2005

INDEX TO EXHIBITS

Exhibit No.                                                  Description

       99.1              Press Release
       99.2              Press Release